CarParts.com Expands Executive Team to Accelerate Technology Growth

TORRANCE, Calif., April 18, 2022 /PRNewswire/ -- CarParts.com, (NASDAQ: PRTS) a leading e-commerce auto parts company dedicated to getting drivers back on the road, today announces that it has appointed Kals Subramanian as Chief Technology Officer, effective April 18, 2022. As previously announced, the Board of Directors recently unanimously promoted David Meniane to be the new CEO and this strategic new hire will be the first under his leadership.

Mr. Subramanian joins CarParts.com after having served as Vice President of eCommerce Technology at Lowe’s. He also has held leadership positions at Best Buy and Target in marketing technology, business intelligence, and customer experience products. With a focus on engineering, managing product, and building global teams, Kals has seen double-digit growth in initiatives under his leadership – ranging from service and sales growth to employee engagement.

"As we continue to invest in technology and build upon the strong foundation we have established over the years, Kals will bring his unique eCommerce expertise and experience that will be of great value to the company,” said David Meniane, CEO. “He will be an integral part of the team and critical to our mission of being a one-stop destination for customers’ car repair needs.”

“The progress CarParts.com has made over the last three years is energizing and encouraging, and I look forward to working with internal and external stakeholders to continue to provide a best-in-class experience,” said Subramanian. “The technology stack that Sanjiv Gomes has architected during his tenure is very impressive, and I’m honored to be part of the team that will take things into the future.”

To that end, Sanjiv Gomes will move into the newly created role of Chief Information Officer which will allow him to better focus on engineering and architecture. “I’m excited by the opportunity and look forward to working with Kals. CarParts.com has always had a strong culture of innovation I’m grateful for the opportunity to support the development of strategies and initiatives that keep the industry and our customers top of mind.”

The strategic shift in leadership is in furtherance of CarParts.com’s mission to disrupt the auto parts & repair aftermarket industry. On the heels of the company’s most successful year to date in 2021, growth and innovation remain paramount, and the organization is looking to the future of its technological advancements.

About CarParts.com

With over 25 years of experience, and more than 50 million parts delivered, we've streamlined our website and sourcing network to better serve the way drivers get the parts they need. Utilizing the latest technologies and design principles, we've created an easy-to-use, mobile-friendly shopping experience that, alongside our own nationwide distribution network and vertically integrated supply chain, cuts out the brick-and-mortar supply chain costs and provides quality parts at competitive pricing. Our proprietary catalog is constantly expanding, and we continue to add new products, applications, sets, and kits for house brands, as well as premium branded products.

CarParts.com is headquartered in Torrance, California.

Safe Harbor Statement
This press release contains statements which are based on management's current expectations, estimates and projections about the Company's business and its industry, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended and Section 27A of the Securities Act of 1933, as amended. Words such as "anticipates," "could," "expects," "intends," "plans," "potential," "believes," "predicts," "projects," "seeks," "estimates," "may," "will," "would," "will likely continue" and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding our future operating results and financial condition, our potential growth, our ability to innovate, our ability to gain additional market share, and our ability to expand and improve our product offerings. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, competitive pressures, our dependence on search engines to attract customers, demand for the Company's products, the online market and channel mix for aftermarket auto parts, the economy in general, increases in commodity and component pricing that would increase the Company's product costs, the operating restrictions in its credit agreement, the weather, the impact of the customs issues and any other factors discussed in the Company's filings with the Securities and Exchange Commission (the "SEC"), including the Risk Factors contained in the Company's Annual Report on Form 10–K and Quarterly Reports on Form 10–Q, which are available at www.carparts.com/investor and the SEC's website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Investor Relations:
Ryan Lockwood
IR@CarParts.com